UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 25, 2014 (November 23, 2014)

RenaissanceRe Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-014-1974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Renaissance House

12 Crow Lane

Pembroke, HM19 Bermuda

(Address of principal executive office)

(441) 295-4513

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Item 8.01.	Other Events

On November 23, 2014, RenaissanceRe Holdings Ltd. (“RenaissanceRe”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Port Holdings Ltd., a Bermuda exempted company and a wholly owned subsidiary of RenaissanceRe (“Acquisition Sub”), and Platinum Underwriters Holdings, Ltd., a Bermuda exempted company (“Platinum”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Acquisition Sub will be merged with and into Platinum, with Platinum continuing as the surviving corporation and as a wholly owned subsidiary of RenaissanceRe.

On November 24, 2014, RenaissanceRe held a conference call with investors to provide supplemental information regarding the proposed transaction. A copy of the transcript of the investor conference call is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Important Information for Investors and Shareholders

This communication relates to a proposed merger between RenaissanceRe and Platinum that will become the subject of a registration statement on Form S-4, which will include a proxy statement/prospectus, to be filed with the U.S. Securities and Exchange Commission (the “SEC”) that will provide full details of the proposed merger and the attendant benefits and risks. This communication is not a substitute for the proxy statement/prospectus or any other document that RenaissanceRe or Platinum may file with the SEC or that Platinum may send to its shareholders in connection with the proposed merger. Investors and Platinum security holders are urged to read the registration statement on Form S-4, including the definitive proxy statement/prospectus, and all other relevant documents filed with the SEC or sent to Platinum shareholders as they become available because they will contain important information about the proposed merger. All documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain documents filed by RenaissanceRe with the SEC by contacting RenaissanceRe’s Legal Department at RenaissanceRe Holdings Ltd., Renaissance House, 12 Crow Lane, Pembroke HM 19 Bermuda, or via e-mail at investorrelations@renre.com; and you may obtain copies of documents filed by Platinum with the SEC by contacting Platinum’s Legal Department at Platinum Underwriters Holdings, Ltd., Waterloo House, 100 Pitts Bay Road, Pembroke, Bermuda HM08, or visiting Platinum’s website at www.platinumre.com. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

RenaissanceRe, Platinum and their respective directors and executive officers may be deemed to be participants in any solicitation of proxies in connection with the proposed merger. Information about RenaissanceRe’s directors and executive officers is available in RenaissanceRe’s proxy statement dated April 10, 2014 for its 2014 Annual General Meeting of Shareholders. Information about Platinum’s directors and executive officers is available in Platinum’s proxy statement dated March 21, 2014 for its 2014 Annual General Meeting of Shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the merger when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

Cautionary Statement Regarding Forward Looking Statements

Any forward-looking statements made in this Form 8-K reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous factors that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements, including the following: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to obtain Platinum’s shareholder approval or the failure to satisfy other conditions to completion of the merger, including receipt of regulatory approvals; risks that the proposed transaction disrupts each company’s current plans and operations; the ability to retain key personnel; the ability to recognize the benefits of the merger; the amount of the costs, fees, expenses and charges related to the merger; the frequency and severity of catastrophic and other events; uncertainties in the companies’ reserving processes; the lowering or loss of any of the financial strength, claims paying or enterprise wide risk management ratings of either company or their respective subsidiaries or joint ventures; risks associated with appropriately modeling, pricing for, and contractually addressing new or potential factors in loss emergence; risks that the companies might be bound to policyholder obligations beyond their underwriting intent; risks due to the companies’ reliance on a small and decreasing number of reinsurance brokers and other distribution services; risks relating to operating in a highly competitive environment; risks relating to deteriorating market conditions; the risk that the companies’ customers may fail to make premium payments due to them; the risk of failures of the companies’ reinsurers, brokers or other counterparties to honor their obligations to the companies; a contention by the Internal Revenue Service that Renaissance Reinsurance Ltd., Platinum Underwriters Bermuda, Ltd. or any of the companies’ other Bermuda subsidiaries, is subject to U.S. taxation; other risks relating to potential adverse tax developments; risks relating to adverse legislative developments; risks associated with the companies’ investment portfolios; changes in economic conditions or inflation; and other factors affecting future results disclosed in RenaissanceRe’s and Platinum’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Transcript from Investor Conference Call, held on November 24, 2014

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.

Date: November 25, 2014	By:	/s/ Stephen H. Weinstein
	Name:	Stephen H. Weinstein
	Title:	Senior Vice President, General Counsel & Corporate Secretary